Exhibit 5
[SHERWIN-WILLIAMS LOGO]
THE SHERWIN-WILLIAMS COMPANY
101 Prospect Avenue, N.W.
Cleveland, Ohio 44115
Phone: (216) 566-2200
Louis E. Stellato
Vice President, General Counsel
and Secretary
April 20, 2006
The Sherwin-Williams Company
101 Prospect Avenue, N.W.
Cleveland, Ohio 44115-1075
RE: REGISTRATION STATEMENT ON FORM S-8
    OF THE SHERWIN-WILLIAMS COMPANY
Ladies and Gentlemen:
     I am rendering this opinion in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by The Sherwin-Williams Company, an Ohio corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof. The Registration Statement relates to the registration of shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), in connection with The Sherwin-Williams Company 2006 Equity and Performance Incentive Plan and The Sherwin-Williams Company 2006 Stock Plan for Nonemployee Directors (collectively, the “Plans”).
     I am General Counsel for the Company and have acted in connection with the preparation of the Registration Statement. I am familiar with the proceedings taken by the Company regarding the Common Stock. I have examined all such corporate records of the Company as I consider necessary to enable me to render this opinion including the Plans, the Company’s Amended and Restated Articles of Incorporation, and its Regulations, as well as made such investigation of matters of fact and law and examined such other documents as I deemed

April 20, 2006

necessary for rendering the opinions hereinafter expressed. The opinions set forth herein are subject to the following qualifications, which are in addition to any other qualifications contained herein:
A.	I have assumed without verification the genuineness of all signatures on all documents, the authority of the parties (other than the Company) executing such documents, the authenticity of all original documents, and the conformity to original documents of all copies.

B.	The opinions set forth herein are based on existing laws, ordinances, rules, regulations, court and administrative decisions as they presently have been interpreted, and I can give no assurances that my opinions would not be different after any change in any of the foregoing occurring after the date hereof.
          With respect to any Common Stock held as treasury shares that may be offered, my opinion is also subject to the condition that such shares had been validly issued before they were acquired by the Company and became treasury shares, and I have assumed that certificates evidencing the Common Stock have been duly countersigned by the applicable registrar and transfer agent.
          Based upon the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that:
          The shares of Common Stock, when issued pursuant to the terms of the Plans, will be validly issued and fully paid and nonassessable, except as enforcement may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors’ rights or by general equity principles.
          I am registered for corporate status to practice law in the State of Ohio pursuant to Rule VI, Section 4 of the Supreme Court Rules for the Government of the Bar of Ohio and do not purport to be an expert in, nor do I express any opinion with respect to, the laws of any jurisdiction other than the Federal laws of the United States and the laws of the State of Ohio. This opinion speaks as of today’s date and is limited to present statutes, regulations and judicial interpretations. In rendering this opinion, I assume no obligation to revise or supplement this opinion should the present laws be changed by legislative or regulatory action, judicial decision or otherwise or should the documents that I have examined in connection with this opinion hereafter be changed.
          This letter does not address any matters other than those expressly addressed herein and is given for the sole benefit and use of the Company. This letter may not be relied upon for any other purpose or by any person other than the directors and officers.

April 20, 2006

     I hereby consent to filing of this opinion as Exhibit 5 to the Registration Statement. By giving such consent I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act, as amended, or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ L.E. Stellato